Exhibit 5.1

Morgan, Lewis & Bockius LLP

April 19, 2007

nFinanSe Inc.
6015 31st Street East, Suite 201
Bradenton, Florida 34203

Re: nFinanSe Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to nFinanSe Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 3,009,850 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), including (i) 2,300,000 shares of Common Stock issuable in connection with the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”), and (ii) 709,850 shares of Common Stock registered, but not issued, in connection with the 2004 Amended Stock Incentive Plan of Morgan Beaumont, Inc. (currently known as the Company), which shares are to be carried forward to, and deemed covered by, the Registration Statement to be issued pursuant to options exercised under the Plan. In connection with this opinion letter, we have examined the Registration Statement and originals, or copies or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Bylaws of the Company, the Plan and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Nevada Revised Statutes.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP